                                   Exhibit II

                                       to

                                  Schedule 13G

                             Joint Filing Agreement
                                       And
                                Power of Attorney

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated November 10, 2010 in connection with their beneficial ownership of ProShares Ultra Consumer Services. Each of the undersigned authorizes and appoints each of Wade M. Voigt, Paul B. Goucher, Scott R. Plummer, Eric T. Brandt, Amy Johnson, attorney-in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file with the US Securities and Exchange Commission (the "SEC") the Schedule 13G to which this Exhibit is attached or further amendments thereto, and any and all applications or other documents to be filed with the SEC pertaining thereto, including, but not limited to, such applications as may be necessary to file electronically with the SEC, with full power and authority to do and perform all acts and things requisite and necessary to be done in connection therewith.

Ameriprise Financial, Inc.


By: /s/ Wade M. Voigt
    --------------------------------
    Wade M. Voigt
    Director - Fund Administration

Securities America Financial Corporation


By: /s/ Terrance DeWald
    --------------------------------
Name: Terrance DeWald
Title: Senior Vice President and
       General Counsel

Securities America Advisers, Inc.


By: /s/ Terrance DeWald
    --------------------------------
Name: Terrance DeWald
Title: Senior Vice President and
       General Counsel